CONSULTING AGREEMENT
                              --------------------

         CONSULTING AGREEMENT between Genius Products, Inc. (the "COMPANY") and Gerald Edick ("CONSULTANT"), dated as of March 1, 2000.

         WHEREAS, the Company and Consultant entered into a severance letter agreement dated October 26, 1999 (the "SEVERANCE LETTER"), under which the Company agreed, among other things, to pay Consultant a cash bonus upon his resignation;

         WHEREAS, the parties wish to rescind such Severance Letter and the arrangements thereunder and, in its stead, enter into the engagement hereunder, so that Consultant may render the Services (defined below) as consideration for the payments originally intended under the Severance Letter; and

         WHEREAS, the Company wishes to retain the services of Consultant and Consultant wishes to provide consulting services to the Company, including fund raising and investor relations (the "SERVICES").

         NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration the adequacy and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. SERVICES TO BE PROVIDED BY CONSULTANT. Consultant shall provide consulting services to the Company, including fund raising and investor relations, but Consultant shall in no event render any services or take any actions that may only be rendered or effected by a broker-dealer under federal and state securities laws.

         SECTION 2. PAYMENT BY THE COMPANY. In consideration of Consultant rendering the Services, Company shall pay Consultant monthly payments of $14,500 from March 1, 2000 through September 30, 2000, payable bi-monthly. Consultant's options to acquire 750,000 shares of the Company's common stock shall be retained as set forth in the Severance Letter. Consultant hereby irrevocably waives all rights to the cash bonus and medical plan benefits set forth in the Severance Letter.

         SECTION 3. OBLIGATIONS OF CONSULTANT. Consultant shall (i) not engage in any act that the Company determines in its sole discretion may be deemed to be in competition with the Company; (ii) treat as confidential all company information disclosed to him by the Company, and Consultant shall return all such information to the Company at the end of this Agreement in whatever form such information may exist; (iii) perform all work for the Company to the highest professional standards. Consultant shall be responsible for the payment of all his federal, state, local income, social security and FICA taxes and hereby agrees to indemnify the Company for any such taxes paid by it on his behalf. Consultant acknowledges that the relationship with the Company is one of an independent contractor and not one of employment. Consultant is not an agent of the Company, and has no right, power or authority to enter into any agreement for or on behalf of, or make any obligation or liability of, or otherwise bind the Company.

         SECTION 4. TERM AND TERMINATION. This Agreement shall expire on September 30, 2000.

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         SECTION 5. MISCELLANEOUS. This Agreement may be executed in counterparts all of which together shall constitute one and the same instrument. The parties may execute the Agreement by facsimile. This Agreement supercedes all previous oral and written agreements and negotiations relating to the subject matter hereof including, without limitation, the Severance Letter, which is hereby deemed null and void. This Agreement may not be modified except by an instrument in writing executed by the parties. This Agreement shall inure to the successors and assigns of each party except that no party may assign any of its obligations hereunder without the written consent of the other party. In any proceedings brought hereunder the losing party shall pay all of the attorneys' fees and expenses of the other party incurred in such proceedings.

         SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of laws principles. The parties hereby submit to the state and federal courts in San Diego County, California, and waive all defenses to venue or that the forum is inconvenient. THE PARTIES WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDINGS ARISING OUT OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date first written above.

GENIUS PRODUCTS, INC.


/S/ Dorian Lowell
Dorian Lowell
President


/S/ Gerry Edick
Gerald Edick